Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS SECOND QUARTER 2021 RESULTS

- Acquired 71 USPS Properties for $30 Million During Quarter -

- Raised Dividend for Eighth Consecutive Quarter -

- New Upsized Unsecured Credit Facilities -

Cedarhurst, New York, August 10, 2021 (Business Wire) — Postal Realty Trust, Inc. (NYSE:PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 1,250 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last mile post offices to larger industrial facilities, today announced results for the quarter ended June 30, 2021.

Highlights for the Quarter Ended June 30, 2021

•	Completed acquisitions of 71 properties for approximately $30.0 million, excluding closing costs
•	70% growth in rental income from second quarter 2020 to second quarter 2021, reflecting internal growth and accretive acquisitions
•	Net income attributable to common shareholders was $671,000 or $0.04 per diluted share
•	Funds from Operations was $4.0 million, or $0.25 per diluted share
•	Adjusted Funds from Operations was $4.3 million, or $0.26 per diluted share
•	Issued 319,702 shares of common stock through at-the-market equity offering program, generating net proceeds of approximately $6 million, and issued 481,517 common units in its operating partnership for approximately $9 million on the date of grant to sellers as part of the consideration for acquired properties
•	Raised quarterly dividend 8.5% from the prior year to $0.2225 per share, subsequent to quarter end

Andrew Spodek, the Company’s Chief Executive Officer, commented, “We delivered another quarter of strong results, demonstrating the consistency of our in-place rent and the growth realized through our acquisition platform. We have continued to effectively execute on our growth plans having closed on 125 properties, including our expansion into Hawaii, bringing the Company’s owned and managed geographic reach to 50 states. We further strengthened our capital structure, entering into a new unsecured upsized revolving credit facility and term loan to support our future growth and enhance our flexibility and cost of capital. We are in a favorable position to accretively add additional industrial, flex and last mile USPS properties to grow our portfolio and cash flow.”

Property Portfolio & Acquisitions

The Company’s portfolio is 100% occupied, comprised of 852 properties across 49 states with approximately 3.6 million net leasable interior square feet and a weighted average rental rate of $8.68 per leasable square foot, as of June 30, 2021. The portfolio was comprised of 525 last mile, 323 flex and four industrial properties.

During the second quarter, the Company acquired 71 properties leased to the USPS for approximately $30.0 million, excluding closing costs, comprising approximately 246,000 net leasable interior square feet at a weighted average rental rate of $10.47 per leasable square foot. Of the 71 properties acquired during the quarter, 42 were last mile and 29 were flex.

Subsequent to quarter end and through August 3, 2021, the Company acquired 32 properties comprising approximately 89,000 net leasable interior square feet for approximately $11 million, excluding closing costs, some of which included common units in its operating partnership as part of the consideration. The Company has another 26 properties totaling approximately $7.6 million under definitive contracts.

Leasing Update

Subsequent to quarter end, the Company executed a letter of intent for renewals on leases that have expired or were scheduled to expire in 2021, excluding leases for four properties that were acquired in June and July of this year. The letter of intent includes 55 leases comprising approximately 118,000 net leasable interior square feet and $1.3 million in annualized rent.

Balance Sheet & Capital Markets Activity

As of June 30, 2021, the Company had cash of $4.9 million on the balance sheet, and $109.6 million of net debt with a weighted average interest rate of 2.13% and a fixed charge coverage ratio of 8.7x.

For the three months ended June 30, 2021, the Company issued through its at-the-market equity offering program 319,702 shares of common stock at an average gross sales price of $20.02 per share and received net proceeds of approximately $6 million. In addition, the Company issued 481,517 common units in its operating partnership for approximately $9 million on the date of grant to sellers as part of the consideration for properties acquired during the quarter.

On August 9, 2021, the Company repaid its existing $150 million credit facility and entered into a new upsized facility consisting of $150 million senior unsecured revolving credit facility and a $50 million senior unsecured term loan with Bank of Montreal as administrative agent and BMO Capital Markets Corp., People’s United Bank, National Association, JPMorgan Chase Bank, N.A. and Truist Securities, Inc. as joint lead arrangers and joint book runners. Additional participants in the facilities include Stifel Bank & Trust and TriState Capital Bank. The new credit facilities include an accordion feature permitting the Company to borrow up to an additional $150 million under the revolving credit facility and up to an additional $50 million under the term loan. The revolving credit facility matures in January 2026, which may be extended for two six-month periods, and the term loan matures in January 2027. Borrowings under the facilities carry an interest rate of, (i) in the case of the revolving credit facility, LIBOR plus a margin ranging from 1.5% to 2.0% per annum, or (ii) in the case of the term loan, LIBOR plus a margin ranging from 1.45% to 1.95% per annum, in each case depending on the Company's consolidated leverage ratio. Concurrently with entering into the new credit facilities, the Company terminated its existing credit facility and repaid the amount outstanding thereunder using borrowings under the new credit facilities.

In addition, on August 9, 2021, the Company entered into an interest rate swap having a notional amount of $50 million that fixed the LIBOR component of the interest rate on a portion of the new credit facilities through January 2027.

Dividend

On July 27, 2021, the Company declared a quarterly dividend of $0.2225 per share of Class A common stock. The dividend equates to $0.89 per share on an annualized basis. This represents the eighth consecutive dividend increase since the Company’s IPO in 2019. The dividend will be paid on August 27, 2021 to stockholders of record as of the close of business on August 13, 2021.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the second quarter 2021 financial results on August 10, 2021 at 5:00 P.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/QuarterlyResults. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208 International callers should dial 1-201-493-6784. The conference ID for the call is 13721655.

Replay

A telephonic replay of the call will also be available after 8:00 P.M. Eastern Time on August 10, 2021, through 11:59 P.M. Eastern Time on August 24, 2021 by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally and entering passcode 13721655.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”), as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and, beginning with Q3 2020, leasing costs that are recurring in nature, excluding beginning with Q2 2020, as a policy change, all capital improvements that are planned at the acquisition of a property or obtaining a lease or lease renewal) and acquisition related expenses (defined as acquisition-related expenses that are incurred for investment purposes and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain auditing and accounting fees incurred that were directly related to completed acquisitions or dispositions) that are not capitalized and then adding back non-cash items including: non-real estate depreciation, loss on extinguishment of debt, write-off and amortization of deferred financing fees, straight-line rent and other adjustments (beginning with Q3 2020, including lump sum catch up payments for increased rents), fair value lease adjustments, income on insurance recoveries from casualties (beginning with Q4 2020) and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s ability to obtain financing, renew or replace expiring leases and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,250 properties leased primarily to the USPS, ranging from last mile post offices to larger industrial facilities. More information is available at postalrealty.com.

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: 516-232-8900

Postal Realty Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Rental income	$8,977	$5,293	$17,464	$10,195
Fee and other income	551	312	929	607
Total revenues	9,528	5,605	18,393	10,802
Operating expenses:
Real estate taxes	1,163	697	2,252	1,339
Property operating expenses	815	394	1,725	801
General and administrative	2,716	1,917	5,285	4,218
Depreciation and amortization	3,219	2,162	6,388	4,197
Total operating expenses	7,913	5,170	15,650	10,555
Income from operations	1,615	435	2,743	247
Interest expense, net:
Contractual interest expense	(621)	(546)	(1,266)	(1,273)
Write-off and amortization of deferred financing fees	(145)	(115)	(290)	(220)
Loss on early extinguishment of debt	-	-	(202)	-
Interest income	1	1	1	1
Total interest expense, net	(765)	(660)	(1,757)	(1,492)
Income (loss) before income tax expense	850	(225)	986	(1,245)
Income tax expense	(27)	(5)	(38)	(15)
Net income (loss)	823	(230)	948	(1,260)
Net (income) loss attributable to Operating Partnership unitholders’ non-controlling interests	(152)	79	(176)	431
Net income (loss) attributable to common stockholders	$671	$(151)	$772	$(829)
Net income (loss) per share:
Basic and Diluted	$0.04	$(0.05)	$0.04	$(0.19)
Weighted average common shares outstanding:
Basic and Diluted	13,081,018	5,205,153	12,766,791	5,189,900

Postal Realty Trust, Inc.

Consolidated Balance Sheets

(In thousands, except par value and share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Investments:
Real estate properties, at cost:
Land	$55,108	$46,303
Building and improvements	240,528	196,340
Tenant improvements	5,098	4,428
Total real estate properties, at cost	300,734	247,071
Less: Accumulated depreciation	(16,715)	(13,215)
Total real estate properties, net	284,019	233,856
Investment in financing lease, net	512	515
Total investments	284,531	234,371
Cash	4,936	2,212
Rent and other receivables	3,689	3,521
Prepaid expenses and other assets, net	4,790	4,434
Escrows and reserves	1,215	1,059
Deferred rent receivable	373	216
In-place lease intangibles, net	14,578	13,022
Above market leases, net	116	50
Total Assets	$314,228	$258,885
Liabilities and Equity
Liabilities:
Secured borrowings, net	$33,031	$46,629
Revolving credit facility	82,500	78,000
Accounts payable, accrued expenses and other	6,673	5,891
Below market leases, net	8,579	8,726
Total Liabilities	130,783	139,246
Commitments and Contingencies
Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 13,652,412 and 9,437,197 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	136	95
Class B common stock, par value $0.01 per share; 27,206 shares authorized: 27,206 shares issued and outstanding as of June 30, 2021 and December 31, 2020	-	-
Additional paid-in capital	160,061	100,812
Accumulated deficit	(14,010)	(8,917)
Total Stockholders’ Equity	146,187	91,990
Operating Partnership unitholders’ non-controlling interests	37,258	27,649
Total Equity	183,445	119,639
Total Liabilities and Equity	$314,228	$258,885

Postal Realty Trust, Inc.

Reconciliation of Net Income to FFO and AFFO

(Unaudited)

(In thousands, except share data)

For the Three Months Ended June 30, 2021
Net income	$823
Depreciation and amortization of real estate assets	3,219
FFO	$4,042
Recurring capital expenditures	(125)
Amortization of deferred financing fees	145
Straight-line rent and other adjustments	(110)
Fair value lease adjustments	(383)
Acquisition related expenses	60
Income on insurance recoveries from casualties	(81)
Non-cash components of compensation expense	787
AFFO	$4,335
FFO per common share and common unit outstanding	$0.25
AFFO per common share and common unit outstanding	$0.26
Weighted average common shares and common units outstanding, basic and diluted	16,495,828